Exhibit 99
FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD SECOND QUARTER FISCAL 2011 RESULTS
- Second Quarter Earnings Per Diluted Share of $0.32, Before $0.01 Special Charge
- Second Quarter Comparable Store Sales Increased 4.4%
- Second Quarter Merchandise Gross Margin Increased 80 Basis Points
- Retail Segment Operating Margin Increased 220 Basis Points to a Second Quarter Record 16.2%
- After-Tax Return on Invested Capital Increased 180 Basis Points

SIDNEY, Neb. (July 28, 2011) - Cabela's Incorporated (NYSE:CAB) today reported record financial results for second quarter fiscal 2011.

For the quarter, adjusted for divestitures, total revenue increased 7.7% to $562.1 million; Retail store revenue increased 12.0% to $329.2 million; Direct revenue decreased 4.6% to $159.6 million; and Financial Services revenue increased 24.4% to $70.3 million. For the quarter, comparable store sales increased 4.4%. On a reported basis, total revenue increased 6.9% and Direct revenue decreased 7.0%. A detailed reconciliation is provided at the end of this release.

Net income was $22.3 million compared to $19.4 million in the year ago quarter, and earnings per diluted share were $0.32 compared to $0.28 in the year ago quarter, each excluding impairment and restructuring charges of $1.0 million in the second quarter of 2011 and $1.8 million in the second quarter of 2010. The Company reported GAAP net income of $21.7 million and earnings per diluted share of $0.31 as compared to GAAP net income of $18.0 million and earnings per diluted share of $0.26 in the year ago quarter. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of the GAAP to non-GAAP financial measures.

"We are very pleased with the improvements in virtually all elements of our areas of strategic focus," said Tommy Millner, Cabela's Chief Executive Officer. "These include increases in comparable store sales, higher gross margins and record second quarter operating margins. Also, for the longer term, we are glad to see increased customer satisfaction and expanded market share. These strong results led to further increases in after-tax return on invested capital."
"The increase in after-tax return on invested capital marks the ninth consecutive quarter of expansion," Millner said. "We expect to realize further increases in return on capital as we continue to increase profitability and tightly manage our balance sheet for the rest of the year and beyond."
"Stronger retail segment profitability and return on capital give us the green light for accelerating new store openings," Millner said. "Additionally, the initial performance of our recently opened next generation stores is very encouraging as they are each generating sales and profitability per square foot higher than the corporate average. This provides us with increased confidence to invest in more next generation retail stores. For 2012, we now expect to open five stores, four in the United States and one in Canada, increasing our retail square footage nearly 10%. This is the largest number of store openings in four years."
"Merchandise gross margin increased 80 basis points in the quarter," Millner said. "Improvements were broad based as margin increased in 10 of 13 merchandise sub-categories. We are very confident our initiatives to increase merchandise margins are working and expect to realize continued improvements throughout the rest of the year."

“Operating expenses as a percent of total revenue increased 140 basis points compared to the prior year quarter," Millner said. "However, virtually all of this increase was a result of increased pre-opening costs, the write-off of certain receivables and additional IT costs related to our customer relationship management system project. Since these expenses will be reduced significantly during the remainder of the year, we expect operating expenses for the second half of the year to increase at approximately the same rate as revenue.”

The Cabela's CLUB® Visa program also posted very strong results in the quarter. For the quarter, net charge-offs decreased 244 basis points to 2.34% compared to 4.78% in the prior year quarter. This is the lowest level of net charge-offs in the past three years. For the quarter, the Company lowered its allowance for loan losses $5.0 million as compared to an $8.9 million reduction in the prior year quarter. Primarily due to lower charge-offs, Financial Services revenue increased 24.4% in the quarter to $70.3 million.

Adjusting for divestitures, for the quarter, Direct revenue fell 4.6%. The entire decline was a result of ammunition and shooting categories returning to more normal levels from last year's inflated levels. For the quarter, the number of multi-channel customers increased 2.8%.

"Our strategies are working," Millner said. "Given the continued improvements in profitability and increases in merchandise margin, we are optimistic about our full year 2011 prospects and expect our full year 2011 earnings per share to meet or exceed current external expectations."

Conference Call Information

A conference call to discuss second quarter fiscal 2011 operating results is scheduled for today (Thursday, July 28, 2011) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding further increases in return on invested capital, opening five stores in 2012, continued improvements in merchandise margins during 2011, operating expenses for the second half of 2011 increasing at approximately the same rate as revenue, and full year 2011 earnings per share meeting or exceeding current external expectations. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products, including increases in fuel prices; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; material security breaches of computer systems; the Company's ability to protect its brand and reputation; the outcome of litigation, administrative and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U.S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company's ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry, including new and proposed regulations affecting securitizations and the Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 1, 2011, and Form 10-Q for the fiscal quarter ended April 2, 2011), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company's forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Revenue:
Merchandise sales	$488,409	$465,491	$997,519	$959,527
Financial Services revenue	70,277	56,488	142,648	116,472
Other revenue	3,414	3,991	8,644	9,581
Total revenue	562,100	525,970	1,148,811	1,085,580

Total cost of revenue (exclusive of depreciation and amortization)	309,236	299,649	650,446	629,084
Selling, distribution, and administrative expenses	214,600	193,818	429,214	408,054
Impairment and restructuring charges	955	1,834	955	1,834
Operating income	37,309	30,669	68,196	46,608

Interest expense, net	(6,123)	(5,671)	(12,145)	(11,125)
Other non-operating income, net	1,993	1,786	3,957	3,524
Income before provision for income taxes	33,179	26,784	60,008	39,007
Provision for income taxes	11,479	8,760	20,523	12,892

Net income	$21,700	$18,024	$39,485	$26,115

Earnings per basic share	$0.31	$0.27	$0.57	$0.39
Earnings per diluted share	$0.31	$0.26	$0.55	$0.38

Basic weighted average shares outstanding	69,279,823	67,792,832	69,028,853	67,615,069
Diluted weighted average shares outstanding	71,084,998	68,798,021	71,407,558	68,814,997

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	July 2, 2011	January 1, 2011	July 3, 2010
CURRENT
Cash and cash equivalents	$385,327	$136,419	$274,440
Restricted cash of the Trust	18,524	18,575	25,882
Held-to-maturity investment securities	197,999	—	224,905
Accounts receivable, net of allowance for doubtful accounts of $4,550, $3,416, and $1,186	25,164	47,218	18,615
Credit card loans (includes restricted credit card loans of the Trust of $2,685,110, $2,775,768, and $2,412,135, net of allowance for loan losses of $77,800, $90,900, and $96,000)	2,627,191	2,709,312	2,329,491
Inventories	599,851	509,097	512,739
Prepaid expenses and other current assets	133,440	123,304	139,206
Income taxes receivable and deferred income taxes	30,719	2,136	8,936
Total current assets	4,018,215	3,546,061	3,534,214
Property and equipment, net	827,800	817,947	812,409
Land held for sale or development	42,615	21,816	29,917
Economic development bonds	102,846	104,231	107,397
Deferred income taxes	11,141	12,786	—
Other assets	25,152	28,338	20,039
Total assets	$5,027,769	$4,531,179	$4,503,976

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $8,358, $27,227, and $16,778	$198,285	$214,757	$196,039
Gift instruments, and credit card and loyalty rewards programs	196,824	202,541	176,881
Accrued expenses	96,100	138,510	117,448
Time deposits	158,929	148,619	114,031
Current maturities of secured long-term obligations of the Trust	1,123,400	698,400	749,500
Current maturities of secured variable funding obligations of the Trust	—	393,000	—
Current maturities of long-term debt	123,390	230	224
Deferred income taxes and income taxes payable	—	2,880	—
Total current liabilities	1,896,928	1,798,937	1,354,123
Long-term time deposits	868,693	364,132	383,018
Secured long-term obligations of the Trust, less current maturities	722,500	892,500	1,378,400
Long-term debt, less current maturities	345,316	344,922	383,271
Deferred income taxes	—	—	11,509
Other long-term liabilities	107,352	106,140	65,262

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—	—
Common stock, $0.01 par value: Authorized - 245,000,000 shares; Issued - 69,415,712, 68,156,154, and 67,853,898 shares	694	681	679
Additional paid-in capital	328,169	306,149	295,581
Retained earnings	759,779	720,294	634,250
Accumulated other comprehensive income (loss)	(1,662)	(2,576)	(2,117)
Total stockholders' equity	1,086,980	1,024,548	928,393
Total liabilities and stockholders' equity	$5,027,769	$4,531,179	$4,503,976

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
	(Dollars in Thousands)
Revenue:
Retail	$329,162	$293,950	$630,998	$565,242
Direct	159,598	171,541	367,049	394,285
Financial Services	70,277	56,488	142,648	116,472
Other	3,063	3,991	8,116	9,581
Total revenue	$562,100	$525,970	$1,148,811	$1,085,580

Operating Income (Loss):
Retail	$53,428	$41,105	$88,316	$59,047
Direct	31,072	30,572	67,054	60,842
Financial Services	14,271	13,112	28,238	26,059
Other	(61,462)	(54,120)	(115,412)	(99,340)
Total operating income	$37,309	$30,669	$68,196	$46,608

As a Percentage of Total Revenue:
Retail revenue	58.6%	55.9%	54.9%	52.1%
Direct revenue	28.4	32.6	32.0	36.3
Financial Services revenue	12.5	10.7	12.4	10.7
Other revenue	0.5	0.8	0.7	0.9
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	16.2%	14.0%	14.0%	10.4%
Direct operating income	19.5	17.8	18.3	15.4
Financial Services operating income	20.3	23.2	19.8	22.4
Total operating income as a percentage of total revenue	6.6	5.8	5.9	4.3

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE FOR 2010 ADJUSTED FOR DIVESTITURE
(Unaudited)

The Company divested its non-core home restoration products business in October 2010. Information on Direct and total revenue impacted by this divestiture is presented below for comparison purposes for the periods ending July 2, 2011, and July 3, 2010. Management believes that these measures are an important analytical tool to aid in understanding operating trends for the three and six months ended July 2, 2011, and July 3, 2010.

	Period Ending
	July 2, 2011	July 3, 2010	Increase (Decrease)	% Change
	(Dollars in Thousands)
Three Months Ended:
Direct revenue	$159,598	$171,541	$(11,943)	(7.0)%
Less revenue from divestiture	—	(4,216)	4,216
Direct revenue - adjusted	$159,598	$167,325	$(7,727)	(4.6)

Total revenue	$562,100	$525,970	$36,130	6.9
Less revenue from divestiture	—	(4,216)	4,216
Total revenue - adjusted	$562,100	$521,754	$40,346	7.7

Six Months Ended:
Direct revenue	$367,049	$394,285	$(27,236)	(6.9)
Less revenue from divestiture	—	(8,758)	8,758
Direct revenue - adjusted	$367,049	$385,527	$(18,478)	(4.8)

Total revenue	$1,148,811	$1,085,580	$63,231	5.8
Less revenue from divestiture	—	(8,758)	8,758
Total revenue - adjusted	$1,148,811	$1,076,822	$71,989	6.7

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from our credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of total revenue of the Company's Financial Services segment for the periods presented below.

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
	(In Thousands)

Interest and fee income	$65,598	$66,625	$134,000	$138,111
Interest expense	(18,567)	(21,617)	(35,860)	(43,097)
Provision for loan losses	(8,809)	(16,609)	(16,483)	(31,756)
Net interest income, net of provision for loan losses	38,222	28,399	81,657	63,258
Non-interest income:
Interchange income	66,230	56,918	124,903	107,450
Other non-interest income	3,256	3,024	6,303	5,817
Total non-interest income	69,486	59,942	131,206	113,267
Less: Customer rewards costs	(37,431)	(31,853)	(70,215)	(60,053)

Financial Services revenue	$70,277	$56,488	$142,648	$116,472

The following table sets forth the components of our Financial Services revenue as a percentage of average total credit card loans for the periods presented below.

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Interest and fee income	9.9%	11.1%	10.1%	11.4%
Interest expense	(2.8)	(3.6)	(2.7)	(3.6)
Provision for loan losses	(1.3)	(2.7)	(1.2)	(2.6)
Interchange income	9.9	9.4	9.4	8.9
Other non-interest income	0.5	0.5	0.5	0.5
Customer rewards costs	(5.6)	(5.3)	(5.3)	(5.0)
Financial Services revenue	10.6%	9.4%	10.8%	9.6%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	July 2, 2011	July 3, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,657,501	$2,413,975	$243,526	10.1%
Average number of active credit card accounts	1,382,428	1,286,901	95,527	7.4

Average balance per active credit card account (1)	$1,922	$1,876	$46	2.5

Net charge-offs on credit card loans (1)	$15,552	$28,856	$(13,304)	(46.1)

Net charge-offs as a percentage of average credit card loans (1)	2.34%	4.78%	(2.44)%
(1) Includes accrued interest and fees

	Six Months Ended
	July 2, 2011	July 3, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,643,827	$2,418,057	$225,770	9.3%
Average number of active credit card accounts	1,379,814	1,289,054	90,760	7.0

Average balance per active credit card account (1)	$1,916	$1,876	$40	2.1

Net charge-offs on credit card loans (1)	$33,587	$58,862	$(25,275)	(42.9)

Net charge-offs as a percentage of average credit card loans (1)	2.54%	4.87%	(2.33)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the impairment and restructuring charges recorded in the three and six months ended July 2, 2011, and July 3, 2010, and (ii) the effect of the charge recorded in fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation's ("FDIC") compliance examination of World's Foremost Bank ("WFB"). The impairment and restructuring charges include asset write-downs and severance and related costs. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	July 2, 2011			July 3, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$562,100	$—	$562,100	$525,970	$—	$525,970

Total cost of revenue (exclusive of depreciation and amortization)	309,236	—	309,236	299,649	—	299,649
Selling, distribution, and administrative expenses (1)	214,600	—	214,600	193,818	—	193,818
Impairment and restructuring charges (2)	955	(955)	—	1,834	(1,834)	—
Operating income	37,309	955	38,264	30,669	1,834	32,503

Interest expense, net	(6,123)	—	(6,123)	(5,671)	—	(5,671)
Other non-operating income	1,993	—	1,993	1,786	—	1,786
Income before provision for income taxes	33,179	955	34,134	26,784	1,834	28,618
Provision for income taxes (3)	11,479	327	11,806	8,760	471	9,231

Net income	$21,700	$628	$22,328	$18,024	$1,363	$19,387

Earnings per basic share	$0.31	0.01	$0.32	$0.27	$0.02	$0.29
Earnings per diluted share	$0.31	$0.01	$0.32	$0.26	$0.02	$0.28

	Six Months Ended
	July 2, 2011			July 3, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$1,148,811	$—	$1,148,811	$1,085,580	$—	$1,085,580

Total cost of revenue (exclusive of depreciation and amortization)	650,446	—	650,446	629,084	—	629,084
Selling, distribution, and administrative expenses (1)	429,214	—	429,214	408,054	(18,000)	390,054
Impairment and restructuring charges (2)	955	(955)	—	1,834	(1,834)	—
Operating income	68,196	955	69,151	46,608	19,834	66,442

Interest expense, net	(12,145)	—	(12,145)	(11,125)	—	(11,125)
Other non-operating income	3,957	—	3,957	3,524	—	3,524
Income before provision for income taxes	60,008	955	60,963	39,007	19,834	58,841
Provision for income taxes (3)	20,523	327	20,850	12,892	6,555	19,447

Net income	$39,485	$628	$40,113	$26,115	$13,279	$39,394

Earnings per basic share	$0.57	$0.01	$0.58	$0.39	$0.20	$0.59
Earnings per diluted share	$0.55	$0.01	$0.56	$0.38	$0.19	$0.57

(1)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the FDIC's compliance examination conducted in 2009 of WFB. As a result of an agreement in principle to settle all matters with the FDIC, the Company reduced that liability in the fourth quarter of 2010 by $10 million pre-tax. On March 3, 2011, WFB and the FDIC settled all matters related to this issue. All restitution amounts and the civil money penalty were paid in the first fiscal quarter of 2011.

(2)
Reflects (i) impairment losses recognized in the three and six months ended July 2, 2011, and July 3, 2010, to reflect the fair value on certain assets and (ii) restructuring charges for severance and related benefits recognized in the three and six months ended July 2, 2011.

(3)	The provision for income taxes for the non-GAAP measurements for the respective periods were based on the effective tax rate calculated under GAAP for those respective periods on a year-to-date basis.